Exhibit 5.1 to Form F-10
(Exhibit 23.1 to Form F-3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-10 and Form F-3 of our reports dated March 17, 2025 relating to the financial statements of Brookfield Asset Management Ltd. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2024. We also consent to the reference to us under the heading “Interests of Experts” in such Registration Statement.

We consent to the incorporation by reference in this Registration Statement on Form F-10 and Form F-3 of our reports dated March 19, 2024 relating to the financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting, appearing in the Current Report on Form 6-K of the Company filed December 27, 2024. We also consent to the reference to us under the heading “Interests of Experts” in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada

February 10, 2026